UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    June 30, 2005

TeamStaff, Inc.

(Exact name of registrant as specified in its charter)
COMMISSION FILE NUMBER:    0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Atrium Drive
Somerset, NJ 08873
(Address and zip code of principal executive offices)
(732) 748-1700
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into A Definitive Material Agreement

On June 30, 2005 TeamStaff, Inc. ("TeamStaff") entered into new two-year employment agreements with Mr. T. Kent Smith, its President and Chief Executive Officer, and Mr. Rick J. Filippelli, its Vice President and Chief Financial Officer.

The material terms of Mr. Smith's employment agreement provide for a base salary of $250,000 per annum and standard Company executive benefits. In addition, Mr. Smith is eligible to receive a bonus equal to up to 70% of his base salary upon satisfaction of performance based criteria. Mr. Smith will be considered for future salary increases as may be determined by the Management Resources and Compensation Committee of the Board of Directors. Mr. Smith will be eligible to participate in the Company's incentive stock ownership plan as may be determined by the Management Resources and Compensation Committee of the Board of Directors. The agreement also includes provisions for payment of all compensation otherwise payable under the agreement in the event that Mr. Smith is terminated without cause and one year of severance in all circumstances other than for termination "for cause." In the event that there is a change of control of TeamStaff and Mr. Smith's employment is terminated (or his position is changed), Mr. Smith will be entitled to acceleration of all incentive compensation, all compensation otherwise due under the agreement and an additional twelve (12) months of his then in-effect base salary. A "change of control" is defined generally to constitute a change of 20% of more of the beneficial ownership of the Company's outstanding Common Stock, or a change in two thirds of the Board of Directors, subject to certain exceptions. The term of the agreement commences on October 1, 2005 and terminates on September 30, 2007.

The material terms of Mr. Filippelli's employment agreement provide for a base salary of $225,000.00 per annum, a potential bonus of up to 70% and standard Company executive benefits, upon substantially the same terms as provided for Mr. Smith. Mr. Filippelli will be considered for future compensation increases as may be determined by the Management Resources and Compensation Committee of the Board of Directors. Mr. Filippelli will be eligible to participate in the Company's incentive stock ownership plan as may be determined by the Management Resources and Compensation Committee of the Board of Directors. The agreement also includes provisions for payment of all compensation otherwise payable under the agreement in the event that Mr. Filippelli is terminated without cause and one year of severance in all circumstances other than for termination "for cause." In the event that there is a change of control of TeamStaff and Mr. Filippelli's employment is terminated (or his position is changed), Mr. Filippelli will be entitled to acceleration of all incentive compensation, all compensation otherwise due under the agreement and an additional twelve (12) months of his then in-effect base salary. A "change of control" is defined generally to constitute a change of 20% of more of the beneficial ownership of the Company's outstanding Common Stock, or a change in two thirds of the Board of Directors, subject to certain exceptions. The term of the agreement commenced on June 30, 2005 and terminates on September 30, 2007.

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements

None.

(b) Pro Forma Financial Information

None.

(c) Exhibits

10.1 Employment Agreement for Mr. T. Kent Smith

10.2 Employment Agreement for Mr. Rick Filippelli

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.

By:	/s/ James D. Houston Name: James D. Houston Title: Vice President of Business and Legal Affairs General Counsel Date: July 14, 2005